Remarks by Gary D. Owens

OYO Geospace Fiscal Year 2006

Annual Meeting

February 21, 2007

Good morning and welcome to OYO Geospace's ninth annual stockholder's meeting. Before I begin, I would like to point out that my comments this morning may be considered forward looking statements for the purpose of the Securities Act of 1933 and the Securities Act of 1934 and are subject to known and unknown risks and other factors as described in our recent Annual Report on Form 10-K.

In the Fiscal Year ended September 30, 2006, we earned net income of $9.8 million, or $1.64 per diluted share on revenues of $103.7 million. This compares to net income of $2.5 million, or $0.44 per diluted share on revenues of $72.8 million in Fiscal Year 2005. These financial results represent our company's historical best. Financially speaking, we reached several milestones this year. We achieved our first $100 million revenue year. Our asset surpassed $100 million for the first time. Our shareholder equity reached an all time new high of $75.8 million. Our return on shareholder equity was a robust 22.8%.

Besides these financial milestones, we also added 125 new jobs in Fiscal Year 2006. In the first quarter of Fiscal Year 2007, we added another 75 jobs and now employ over 1,000 people worldwide. By any measure, we have enjoyed a great year.

Increased demand for our seismic products drove this performance. The need for the energy companies to find new reserves and better manage their existing reserves has created strong demand for our seismic products. This demand challenged our manufacturing and our personnel capacity. Many of our employees have worked long hours for extended periods of time to help meet this demand. For their hard work and dedication, I thank them.

During Fiscal Year 2006, we received three orders for our seabed seismic reservoir characterization systems. Two of these orders were delivered and the revenue recognized in Fiscal Year 2006. The first order was for an $8.0 million permanent seabed system for BP's Claire Field in the UK sector of the North Sea. It was delivered in the third quarter. This system covered approximately one-third of the Claire Field. We expect that BP will expand this system sometime in the future.

The second order was a $7.0 million retrievable seabed seismic data acquisition system purchased by a Chinese seismic contractor, the Bureau of Geophysical Prospecting or "BGP". This system was delivered in the fourth quarter of Fiscal Year 2006.

The third order resulted in the sale of a permanent seabed seismic reservoir characterization system to BP for use in the Azeri Field located in the Caspian Sea. We delivered this system to BP in the first quarter of Fiscal Year 2007. Our Thermal Solutions business also showed increases in revenues and operating profits for Fiscal Year 2006, but its financial results remain well below our expectations. However, progress was made in improving this business. We completed a Beta Site Test of a new protective coating for our thermal printheads and are in the process of introducing these coated printheads into the market. This group also introduced a new thermal imaging technology called Direct-to-Screen. This Direct-to-Screen product allows tee-shirt makers to transfer an image from their computer monitor directly onto a screen, which then allows ink to be transferred to a shirt. This process skips the step of imaging a film, which is then used to image the screen. This saves time and money for our customers making tee shirts, and this product was a big hit at its recent introduction. Our first sale just occurred during the first quarter of the Fiscal Year 2007. We expect this product line to positively impact the future results of our Thermal Solutions business.

Our emerging technology group also experienced record performances for Fiscal Year 2006. One of our emerging products, offshore cables, enjoyed its first $1 million year and expanded its customer base. However, due to capacity constraints caused by the three orders for our seabed reservoir characterization systems, we were not able to fulfill all the demand for this product line. Our other emerging products, including industrial sensors and cables, generated $5.4 million of revenues for the Fiscal Year, an all time high. These industrial products serve the vibration monitoring, earthquake, border control and small specialized cable markets.

These last three products lines just referred to, thermal solutions, offshore cables and industrial products are all outgrowths of our core seismic technology. By using what we learn from our seismic experiences, we can now serve a broader base of customers in very diverse industries. We expect further growth in these non-seismic markets.

Earlier this month OYO Geospace released its first quarter Fiscal Year 2007 results. We reported net income of $7.8 million, or $1.30 per diluted share on revenues of $44.8 million. This was our third consecutive record quarter and more than twice the revenue of the prior year quarter. Very strong demand for our seismic exploration products and the recognition of the revenue for the BP system in the Caspian Sea drove the quarterly results. As you can imagine, our capacities were strained once again.

The strain on our capacities led us to launch a new building program to grow our manufacturing capacity in Houston as well as in our facility in Ufa, Bashkortostan, Russia. In Houston, we are nearing the completion of a new 170,000 square foot facility located behind our present 208,000 square foot facility. This new facility will add 130,000 square feet of manufacturing space along with 40,000 square feet of office space. The addition of office space will also allow us to expand our engineering staff to accelerate new project development programs. The Russian expansion is scheduled for completion in late 2007 or early 2008. The new facility in Ufa will add 92,000 square feet and will be located adjacent to the existing facility. We see a need for increased manufacturing capacity over the next five years. These two new facilities will help us meet that need.

As in the past, I'll discuss our company's future in terms of the markets it serves.

The Seismic Exploration Market

The seismic exploration equipment market was the first market for OYO Geospace, and is still the largest source of revenues and profits for our company. This past year, we enjoyed a very strong demand for these products and this strong demand continues into Fiscal Year 2007. Among the highest product demand is for products used in marine environments. The marine seismic industry is in the middle of a very large capital investment cycle for new and larger marine vessels. The expansion of this fleet is expected to continue well into this Fiscal Year 2007.

Our seismic sensor, connector and cable shops are at maximum capacity. We continue to outsource much of this work to keep up with demand. Our new facilities will greatly improve our ability to meet customer needs.

Our Russian manufacturing capacity also grew. Our Russian subsidiary posted record revenues of $11 million, and produced record amounts of seismic sensors for the Russian market as well as for the needs of our Houston facility. Late in Fiscal Year 2006, we opened a new cable shop in our Russian facility. It also runs at capacity to meet its own needs for leader wire as well as providing telemetry cables for the Russian seismic market. The Russian seismic market is important to our future growth plans. To meet our customer's future needs, we are launching another building program to add 92,000 square feet of manufacturing space. The building is scheduled for completion around the end of this calendar year or the first part of 2008.

Our Canadian office also did well in Fiscal Year 2006. This office provides our Canadian customers with rental equipment, customized products and services with a Canadian flair. The Canadian seismic market is also an important part of our future growth plans.

Our Beijing office is less than two years old, but in Fiscal Year 2006, this office significantly helped in securing the contract with BGP on a seabed seismic system sale. BGP already claims to be the world's largest supplier of land seismic crews. The purchase of a seabed system was their introduction into the ocean-bottom seismic acquisition service market. With plans to grow substantially over the next few years, we view this as a unique opportunity for our seabed seismic products to grow along with BGP.

Our seismic exploration products will continue to a significant component of our focus... We expect another strong year from this market. Part of the reason for our expansion plans in Houston and Russian is to accommodate future seismic exploration product offerings coming from our engineering group.

The Seismic Reservoir Market

A growth area with significant potential for our company is the seismic reservoir market. This is a relatively new market and we are pioneering methods to utilize the seismic method to enhance the energy production process. Seismic is an excellent macro imaging tool. When this tool is combined with the existing micro measuring tools, a reservoir engineer is better equipped to see the entire reservoir in a new light. The industry is learning how to measure characteristics, such as pressure changes, using the seismic method. It is a new tool and thus not fully developed nor understood. Like all such innovations it takes time for these new technologies to assimilate into use. However, in terms of increased production and reserves, the rewards can be large for oil companies with the competency to understand the technology and an organization willing to push it into use.

As one can see from our first quarter results, this technology holds great rewards for OYO Geospace as the industry begins to accept this new technology. We have invested large sums of money and time into the development of seabed seismic systems capable of withstanding the rigors of such use. As the industry learns more about the benefits of this technology, as shareholders, we too should be one of the beneficiaries.

In Fiscal Year 2006, we introduced new system architectures for this market allowing new and novel ways to configure seabed systems. The flexibility for these type systems is very important for its acceptance into the varied operating rules required. We continue to be at the forefront of this technology and we are expecting the industry to accelerate its acceptance.

Our latest seismic borehole tool was introduced in the first quarter of Fiscal Year 2006. It was an instant success and we delivered over 200 levels of borehole tools during the fiscal year. As these tools become the standard for borehole seismic applications, we expect to deliveries to accelerate.

Another reason for the construction of our new facility is to increase our capacity to produce seabed and borehole reservoir characterization systems in anticipation of growth in these new dynamic seismic reservoir technologies. If success is "Preparation Meeting Opportunity", then the new facility will certainly prepare our company for the opportunities of the future.

The seismic reservoir market is our second path for growth.

Thermal Imaging Markets

In Fiscal Year 2005, we purchased the printhead manufacturing assets from Graphtec and moved it from Japan to Houston. Fiscal Year 2006 marked the first full year of printhead production operations in Houston. It was a year of learning, assimilation and progress. We embarked on several projects with our new resources. One of these projects was to create a new thermal coating that would help our printheads survive the rigors of printing on abrasive film while still giving the thermal characteristics required by our advanced printhead designs. We produce wider printheads than any other known thermal printhead manufacturer. Our largest thermal printhead is 54 inches wide. We also produce dot densities up to 1200 dots per inch. We have a unique position in the industry because we are the only producers of high-density, wide format thermal printheads. However, the performance of our thermal printheads in terms of head life is still lacking. One of the reasons we purchased the Graphtec printhead division was to tackle this problem. We have succeeded. We have completed our Beta Site testing of a new coating and are in the process of moving this coating into our printhead production activities. We believe the success of this project will soon have a favorable impact to the high warranty expense we presently suffer.

We have other issues to solve in the printhead area including some supplier and internal equipment issues that we are close to resolving. These resolutions will come over the next few months and will help our performance in terms of yields and therefore costs.

We also spent Fiscal Year 2006 working on a new formula for a thermal film targeted at our high-resolution customers. Although we did not succeed in this effort, we believe we are much closer to a solution. The success of this project will have a very good impact on our financial performance for this group by increasing our revenues and profits. The success of the film developmental project is essential to achieving the returns we expect from this market.

Our Thermal Imaging group also announced a new technology for imaging T-shirts. It is called Direct-to Screen. It allows imagers of T-shirts to transfer an image from their computer directly to a screen mesh that is used to transfer ink to the shirt. This allows the user to skip the phase of imaging a thermal film, which is used to image the screen. Eliminating this step allows the user to save time and money. This device will allow our customers to accelerate the cycle of "Idea-to-Product". This product line was first introduced late in fiscal year 2006, and the first direct-to-screen imager was sold to a customer in late December 2006. In addition to selling direct-to-screen imagers, we will also sell the thermal sensitive screen mesh utilized by the imager. This screen mesh becomes the new razor blade consumable! This new product requires additional manufacturing space, and thus another reason to expand our Houston facility. Later in Fiscal Year 2007, we plan to introduce an additional imaging product.

These new thermal imaging products will help us achieve acceptable financial returns for this business and provide a third path for our company to grow.

Emerging Markets

Our emerging market product group is our incubator. This strategy leverages our sensor, cable, machine and molding know-how into new products for non-seismic markets. Our thermal solutions group was the first, and currently the largest group to grow from this effort. Our strategy is to diversify the markets we serve in order to provide our company additional opportunities to grow.

One of the biggest potential emerging markets we are attempting to enter is the non-seismic offshore cable market. This strategy leverages our abilities to manufacture deepwater seismic reservoir characterization systems which consist, in part, of long armored cables. In Fiscal Year 2006, the revenues from our offshore cable products exceeded $1 million for the first time. However, demand from this market was larger than our capacity due to our receipt of three reservoir characterization product orders discussed earlier. Our new Houston facility will contain additional armoring equipment to expand capacity for both our reservoir characterization and offshore cable products. Located in Houston, an international center for deepwater technologies, our offshore cable capabilities are well suited to become a large player in tethers, umbilicals, power, control and communication cables. Once the new Houston facility is opened and the new equipment installed, we expect to increase our presence in this market.

Additional emerging markets include our industrial sensor and industrial cable product lines. Our industrial groups focus on niche, higher margin markets where our expertise can add value to our customers. Some of the markets served are earthquake detection, vibration monitoring, border control, GPS cables and other specialized cable designs. In Fiscal Year 2006, we recorded revenues of $5.4 million for these products. We expect continued revenue growth in Fiscal Year 2007 for our emerging market products.

This incubator is our fourth path for growth.

Our new facilities in Houston and Ufa will be a key to improving our performance in the coming years. In Fiscal Year 2007, we are adding additional equipment to our machine, mold and cable shops. The resulting output from this equipment will help grow the company in Fiscal Year 2007 and beyond.

In summary, our business is robust, thanks in part to the strong demand for our seismic exploration products and the gradual acceptance of our seismic reservoir characterization products. We see opportunities to continue growing both these markets over time.

We also believe we can re-establish our thermal solutions products into a strong financial contributor for the company as well as continue growing our emerging market businesses.

I want to thank our shareholders, employees and suppliers for their patience and support while our employees laid the groundwork for the growth of our company. Most of all, we thank our customers for their encouragement and support. Without them there is no story to tell.